EXHIBIT 10.11

                                 LEASE AGREEMENT

     This Lease Agreement and Service Contract (hereinafter "Agreement"), dated ____________ , between DLR Leasing, Inc., a corporation organized in Nevada and existing under the laws of the State of Colorado having offices at 1230 West Ash, Suite 3, Windsor, CO 80550 (hereinafter "Lessor") and ___________________, a [CORPORATION/PARTNERSHIP/LIMITED LIABILITY COMPANY] organized and existing under the laws of the State of ________________________ having offices at ______________________ (hereinafter "Lessee").

     The parties recite and declare that:

     A. Lessor is the owner of certain items of personal property and is willing to rent those items to Lessee; and,

     B. Lessee desires to rent those items of personal property from Lessor on the terms and conditions set forth in this Agreement.

     IN CONSIDERATION of the above recitals, the terms and covenants of this Agreement and other good and valuable consideration, including the payment of money from Lessee to Lessor, the receipt and sufficiency of said consideration is hereby acknowledged, and intending to be bound hereby, the Parties agree as follows:

1. LEASE OF EQUIPMENT. Lessor agrees to lease to the Lessee and Lessee agrees to lease from Lessor, on the terms and conditions of this Agreement, the items of personal property (hereinafter "Equipment" described in attached Exhibit "A".

2. OWNERSHIP OF EQUIPMENT. All the Equipment leased to Lessee and all accessions, attachments, accessories and modifications placed on or made to the Equipment by Lessor or Lessee, as well as all repairs to the Equipment, are Lessor's property.

          2.1 INDICIA OF LESSOR'S OWNERSHIP. Lessor may stencil or otherwise affix Lessor's name on all or any part of the Equipment together with language stating that the Equipment is owned by Lessor and leased to Lessee.

          2.2 TITLE TO EQUIPMENT UNENCUMBERED. Lessor warrants that Lessor is the sole owner of the Equipment listed in Schedule A and that at the time of delivery to Lessee and during the term of this Lease and any extensions of the term the Equipment will be free of all liens and encumbrances except as permitted by Paragraph 7. Lessor also warrants that during the term of this Lease and any extension of the term Lessor will not sell, lease, assign, or dispose of the Equipment except as permitted by Paragraph 7 and will do nothing to interfere with Lessee's use and enjoyment of the Equipment.

          2.3 DELIVERY OF EQUIPMENT. All the Equipment listed on Schedule A shall be delivered to Lessee on or before __________[DATE] at __________________ [ADDRESS]. Lessor shall not be liable for any losses Lessee may suffer by reason of late delivery. However, Lessee's obligation to pay rent for any piece of Equipment shall not start until Lessee receives delivery of that Equipment. Further, if any piece of Equipment is not received by [DATE], Lessee, at Lessee's option, may cancel this Lease insofar as it relates to that piece of Equipment.

          2.4 REPAIRS TO AND MAINTENANCE OF EQUIPMENT. During the term of this Lease and any extension of the term, Lessee will maintain the Equipment and keep it in good repair at Lessee's sole expense, normal wear and tear and depreciation excepted.

3. TERM OF AGREEMENT. The term of this Agreement shall commence as of _____________, (hereinafter "Commencement Date") and shall continue in full force and effect until ______________________ , (hereinafter "Initial Term"), unless sooner terminated as provided in this Agreement. Thereafter, this Agreement shall automatically be renewed from year-to-year for for up to two (2) successive one-year terms (hereinafter "Renewal Terms"), upon the same terms and conditions set forth herein except that the Rent, as defined below, shall be adjusted to reflect Lessor's then current Rent schedule, unless sooner terminated as provided in this Agreement.

4. PAYMENT FOR EQUIPMENT AND SERVICES. During the Initial Term of this Agreement, for the use of and enjoyment of the Equipment, the Lessee shall pay the Lessor a monthly fee (herein "Rent") equal to $______________ . Such Rent shall be paid, in advance, on the first (1st) day of each calendar month beginning on the first (1st) day of the month following the Commencement Date, except that the first payment shall be due on the Commencement Date and shall cover the period from the Commencement Date through the first day of the following calendar month. In addition to the above Rent there will be a contract processing fee equal to $_____________ and a security deposit for the Equipment equal to $____________________. So long as Lessee performs its obligation under this Agreement, the security deposit shall be returned to Lessee at the termination of this Agreement.

5. LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Lessee represents, warrants and covenants:

     5.1 That Lessee has full authority and legal right to execute, deliver and perform this Agreement and that such action has been duly authorized by Lessee, will not contravene any applicable law, regulation or judgment, or the certificate of incorporation, by-laws or partnership agreement of Lessee and will not contravene or constitute a default under any agreement to which Lessee is a party or by which Lessee or its assets may be bound or affected;

     5.2 That the Equipment is being leased and will be used only for business or commercial purposes and will not be used for personal, family or household purposes;

     5.3 That Lessee's name and place of business are as indicated above and Lessee will notify Lessor in writing of any change in its name or address within five (5) days of such change;

     5.4 That Lessee at all times will cause the Equipment to be operated in accordance with the manufacturer's and Lessor's instructions and manuals, by competent personnel and in compliance with all governmental requirements;

     5.5 That Lessee will pay and indemnify Lessor for, and hold Lessor harmless from and against, all taxes, levies, withholdings, Rents and other governmental charges of any nature, together with any penalties or interest thereon, with respect to this Agreement and/or arising out of the transactions contemplated by this Agreement and imposed against Lessor, Lessee, or the Equipment by any taxing authority upon the Equipment or the leasing, possession, use, operation, sale, return or other disposition thereof, or upon or with respect to the Rentals, receipts or earnings arising from the Equipment, (excluding, however, taxes on the net income of Lessor);

     5.6 That Lessee will not permit the Equipment to become attached or affixed to real property or otherwise to become a fixture, and even if the Equipment shall become attached or affixed to real property in violation of this Agreement, the parties hereto intend that the Equipment shall at all times be deemed to be personal property;

     5.7 That Lessee will not transfer, assign or otherwise dispose of this Agreement or any interest created hereunder, or transfer, sublet or otherwise dispose of the Equipment or any interest therein, or permit the Equipment to be used by anyone other than Lessee or make any material change or modification in the Equipment, or make any addition thereto;

     5.8 That all accessions, accessories, parts or replacements which become attached to, or a part of, the Equipment, become the property of Lessor;

     5.9 That, if requested by Lessor, Lessee shall, at Lessor's expense, attach to and maintain on the Equipment a conspicuous plate or marking stating:
"Property of DLR Funding, Inc."

     5.10 That Lessee will execute and deliver such other statements and documents required by any taxing authority or requested by Lessor to protect Lessor's rights in the Equipment or in connection with this Agreement or any related document.

6. LESSOR'S DISCLAIMER. LESSOR NEITHER MAKES NOR SHALL BE DEEMED TO HAVE MADE ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, CONCERNING THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION AS TO DESIGN, QUALITY OR CONDITION OF THE EQUIPMENT, OR AS TO THE MERCHANTABILITY OR FITNESS OF THE EQUIPMENT FOR ANY PARTICULAR PURPOSE OR TO ANY OTHER MATTER RELATING TO THE EQUIPMENT. SOME JURISDICTIONS MAY NOT ALLOW THE LIMITATIONS OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OR EXCLUSION OF IMPLIED WARRANTIES SO SOME OF THE ABOVE LIMITATIONS OR EXCLUSIONS MAY NOT APPLY TO YOU.

7. NO SETOFF ALLOWED BY LESSEE; ASSIGNMENT OF LESSOR'S INTEREST TO LENDER; DEFENSES AGAINST LESSOR'S ASSIGNEE

     7.1 NO SETOFF. Except as otherwise provided in this Agreement, Lessee's obligation to pay all Rent and other amounts payable under this Agreement is absolute and unconditional under any and all circumstances, and shall not be subject to any setoff, or reduction for any reason whatsoever.

     7.2 ASSIGNMENT OF RIGHTS BY LESSOR TO LENDING INSTITUTION. Lessor, for the purpose of securing funds to purchase all or any part of the Equipment listed on Exhibit "A", may assign all of Lessor's right, title, and interest in and to all or any part of the Equipment to one or more financial institutions that are providing funding to Lessor (hereinafter "Lender"). Lessor may also assign to the Lender all right to all or any part of the monies due or to become due under this Lease. If any such assignment is made, Lessee will pay all sums assigned directly to the Lender upon receiving notice of the assignment.

     7.3 DEFENSES, SETOFFS, CLAIMS AGAINST LESSOR'S ASSIGNEE. In the event Lessor assigns all or any part of the monies due under this Lease to Lender, Lender's right to receive those sums shall not be subject to any defense, setoff, or counterclaim that Lessee may have against Lessor but shall be subject to any defense Lessor or Lessee has against Lender.

8. RISK OF LOSS; INSURANCE. Risk of loss of, damage to, or destruction of any item of Equipment shall at all times be on Lessee and no such loss, damage or destruction will release Lessee from Lessee's obligation hereunder.

     8.1 LESSEE'S INSURANCE. Lessee shall obtain and maintain at all times on the Equipment, at Lessee's expense, physical damage and liability (including bodily injury and property) insurance in such amounts, against such risks, in such form, and with such insurers as shall be satisfactory to Lessor. Each physical damage insurance policy will name Lessor as loss payee as its interest may appear and each liability insurance policy will name Lessor as an additional insured. Lessee will promptly deliver to Lessor evidence acceptable to Lessor that all policies referred to herein have been obtained and thereafter renewed throughout the term of the Agreement; Lessor, however, shall be under no duty to ascertain the existence or adequacy of such insurance. Applicable insurance proceeds received by Lessor may, at Lessor's option, be applied towards repair or replacement of the Equipment or towards payment of Lessee's unpaid obligations under this Agreement. Lessee's failure to obtain or maintain insurance shall constitute a default under this Lease, and, in such event, Lessor or Lender, as Lessor's assignee, may obtain the insurance, and the cost of the insurance so obtained shall be additional rent, due and payable by Lessee on demand.

     8.2 DAMAGE TO EQUIPMENT. Lessee's obligation to pay rent will continue even though all or part of the Equipment is damaged. Lessee, pursuant to Paragraph 12, shall repair or have the Equipment repaired. If the damage to the Equipment is covered by insurance carried by Lessee or Lessor pursuant to Paragraph 13 or if Lessor has any right to reimbursement for such damage by third parties, Lessor will assign Lessor's right to the proceeds of the policies or Lessor's rights against the third parties to reimburse Lessee for the cost of making the repairs.

     8.3 LOSS OF EQUIPMENT. If the Equipment or any part of it is stolen, destroyed, or damaged beyond repair, Lessee will promptly pay the unpaid rental on such Equipment for the balance of the term of this Lease, exclusive of any extensions unless the term has been extended in accordance with Paragraph 4. Upon receipt of this payment by Lessor, Lessor will assign to Lessee Lessor's rights to the proceeds of any policies of insurance for such loss or Lessor's rights for reimbursement from third parties for such loss, up to the amount of the unpaid rental remitted by Lessee. Lessor shall also assign to Lessee all of Lessor's right, title, and interest in and to such Equipment. Insurance proceeds or reimbursements from third parties in excess of the amounts assigned to Lessee shall belong to Lessor.

     8.4 LESSOR'S INSURANCE. Notwithstanding the foregoing, Lessor shall maintain physical damage insurance in such amounts as Lessor shall deem adequate, naming Lessee as loss payee for all damage or destruction resulting solely from defective Equipment.

9. DEFAULT; REMEDIES.

     9.1 It is agreed that time for the payment of the above Rent and any other charges and all other references as to time or duties in this Lease are of the essence of this Agreement. The occurrence of any of the following shall constitute a default hereunder:

          9.1.1 Lessee or any guarantor hereof (hereinafter "Guarantor") fails to pay when due any obligation under this Agreement or under any guaranty or other related document, or otherwise breaches any provision contained herein or therein, and such failure or breach continues for ten (10) days;

          9.1.2 Any warranty, representation or covenant of Lessee or of any Guarantor contained herein, or in any guaranty, certificate, financial statement or other related document, whether made or furnished to Lessor by or on behalf of Lessee, proves to be false or incorrect at any time;

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          9.1.3 Lessee or any Guarantor becomes insolvent, ceases to do business as a going concern, or becomes unable to pay its debts generally as they become due; or a petition for an order for relief under the bankruptcy laws or insolvency laws or for reorganization, composition, adjustment or other relief of debtors under any law is filed by or against Lessee or any Guarantor; or Lessee or any Guarantor makes an assignment for the benefit of creditors or a receiver or liquidator is appointed for Lessee or any Guarantor; or any court of competent jurisdiction orders the winding up or liquidation of the affairs of Lessee or any Guarantor;

          9.1.4 The Equipment is lost, stolen, damaged beyond repair, destroyed, encumbered, levied upon, confiscated, condemned, seized or attached;

          9.1.5 Lessee or any Guarantor dies (if an individual) or is dissolved (if a partnership or corporation);

          9.1.6 Whenever Lessor in good faith believes the prospect for payment or performance under this Lease or under any other agreement with Lessor is impaired or in good faith believes the Equipment hereunder or under any other agreement with Lessee is insecure.

     9.2 Lessor may in addition to any other remedies provide hereunder, collect a "late charge" not to exceed an amount equal to twenty-five percent (25%) of any installment which is not paid within ten (10) days after the due date thereof.

     9.3 Upon the occurrence of any default, Lessor may declare to be immediately due and payable to Lessor all Rents due and to become due under this Agreement plus all other amounts (including late charges) due hereunder and under all related documents, less any customary refund to Lessor in respect of unearned finance charges, all without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by Lessee. Upon the occurrence of any default:
(i) Lessor shall have all rights and remedies of a secured party under the Uniform Commercial Code (UCC) as from time to time in effect in any applicable jurisdiction and under any applicable laws; (ii) Lessor may enter upon the premises where the Equipment is located and take immediate possession of and remove the Equipment by summary proceedings or otherwise, all without liability to Lessee, whether for the restoration of damage to any property caused by such taking or otherwise, for or by reason of such entry or taking of possession or otherwise; and (iii) Lessor may require Lessee, at Lessee's expense, to assemble the Equipment and to return it fully insured against all risks to a place designated by Lessor. Lessee shall pay all expenses incurred in exercising Lessor's remedies hereunder, including, without limitation, costs of collection and repossession, reasonable attorneys' fees, and advances made by Lessor to protect its rights in the Equipment. Lessor's acceptance of payment or performance after such is due shall not constitute waiver of any default or of any other provision hereof, and waiver of any default shall not constitute waiver of any other default. Lessor's remedies are cumulative, not alternative. No exercise or partial exercise of any remedy shall preclude exercise of any other remedy or of the remainder of any such partially exercised remedy.

10. NOTICES. All notices required to be given to any party other than Lessor shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means to a receiver under the control of such party, or (iii) actual receipt by such party or an employee or agent of such party. All notices to Lessor shall be deemed given upon actual receipt by a responsible officer of Lessor.

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     10.1 For the purposes hereof, notices hereunder shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

                                     LESSEE

Address:       _____________________
Officer:       _____________________
Fax Number:    _____________________
Officer:       _____________________
Phone Number:  _____________________
Fax Number:    _____________________

                                     LESSOR
Address:       DLR Leasing, Inc.
               1230 West Ash, Suite 3
               Windsor, CO 80550
Officer:       Virginia L. Brinkman
Phone Number:  (970) 686-1196
Fax Number:    (970) 686-7269

11. ENFORCEABILITY. Any provision of this Agreement or any related document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or thereof.

12. TERMINATION. This Agreement shall not terminate until all Rent and all other obligations due hereunder and under any related document, including late charges, have been paid and all other performance by Lessee hereunder and thereunder has been completed. This Agreement may not be cancelled or terminated except as provided herein.

13. INDEMNITY.

     13.1 LESSOR'S INDEMNITY; LIMITATION ON AMOUNT OF INDEMNITY; DISCLAIMER OF DAMAGES. Lessor agrees to indemnify and hold Lessee harmless from and against losses, damages, injuries, liabilities, claims and expenses (hereinafter "Damages") caused by the gross negligence or willful misconduct of Lessor, its employees or their agents. In no event shall the total amount of the above Damages exceed the amount of Rent paid by Lessee to Lessor hereunder. IN ADDITION TO ANY OTHER LIMITATIONS PROVIDED HEREIN, LESSOR SHALL NOT BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES.

     13.2 LESSEE'S INDEMNITY. Lessee will indemnify and hold Lessor harmless from and against all losses, damages, injuries, liabilities, claims and expenses in any way resulting from, relating to, or arising out of the use, operation, or other disposition of the Equipment or any part thereof by Lessee, or its employees.

14. EXHIBITS. All Exhibits, Riders and Schedules attached hereto are incorporated in and by this reference made part of this Agreement.

15. BINDING EFFECT; ASSIGNMENT; JOINT AND SEVERAL LIABILITY. This Agreement shall inure to the benefit of, and be binding on Lessee, Lessor and their respective legal and personal representatives, heirs, executors, administrators, successors, agents and permitted assigns. Lessee may not assign this Agreement. Lessor may assign its rights and delegate its duties hereunder without Lessee's prior consent. Upon such assignment, Lessee shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Lessor. If more than one Lessee is a party hereto, all obligations, covenants, representations, warranties and agreements of Lessee contained herein are joint and several.

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16. UCC FILING. Following the UCC-1 filing for the Equipment that is delivered to Lessee, there will be a supplementary filing for each piece of additional equipment, if any, which may be subsequently delivered.

17. HEADINGS. The section and other headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation hereof.

18. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Colorado without regard to principles of conflict of laws.

19. AMENDMENT AND WAIVER. Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Lessor may have, nor shall any waiver by Lessor hereunder be deemed a waiver of any default or breach subsequently occurring. Lessor's rights and remedies herein are cumulative and not exclusive of each other, or of any rights or remedies that Lessor would otherwise have.

20. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

21. ENFORCEMENT. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

22. RELATIONSHIP OF PARTIES. The relationship of the parties hereto shall be that of a lessor and lessee of personal property, and Lessor shall not be a secured creditor of Lessee.

23. ATTORNEYS' FEES AND INTEREST. If any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all other sums that either party may be called on to pay, a reasonable sum for the successful party's attorney's fees and costs.

     23.1 REIMBURSEMENT OF LESSOR'S ATTORNEY'S FEES, COSTS AND EXPENSES. In addition to the foregoing, Lessee agrees to reimburse Lessor on demand for the actual amount of all costs and expenses, including attorneys' fees, which Lessor has incurred or may incur in:

          23.1.1 Negotiating, preparing, modifying or administering this Agreement and any documents prepared in connection herewith;

          23.1.2 Enforcing this Agreement against the Lessee or in any way arising out of, or in connection with, this Agreement. The Parties agree that this specifically includes, but is not limited to, those disputes involving this Agreement which may or may not involve Lessor;

          23.1.3 Protecting, preserving or enforcing any lien, security interest or other right granted by Lessee to Lessor, or arising under applicable law, whether or not suit is brought, including, but not limited to, the defense of Lessor's lien priority;

          23.1.4 Enforcing any of the indemnification provisions found in this Agreement;

          23.1.5 Filing and/or perfecting any claim in a bankruptcy or other insolvency proceeding in which the Lessee or any Guarantor is a debtor or a party, along with any litigation or proceedings related to the foregoing including, but not limited to, prosecuting or defending any and all proceedings (legal, administrative or otherwise) concerning said claim. The foregoing specifically includes any and all causes of action or other proceedings brought by the Lessee or any Guarantor, or a trustee in bankruptcy, or any third-party concerning said claim.

          23.1.6 The actual costs, including photocopying (which, if performed by Lessor's employees, shall be at the rate of $.20/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process in any way relating to Lessee.

          23.1.7 The actual amount of all costs and expenses, including attorneys' fees, which Lessor may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Lessee, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (iii) opposing confirmation of Lessee's plan thereunder.

     23.2 INTEREST. Any amount not paid when due under this Agreement by either of the parties shall bear interest (hereinafter "Interest") in favor of the payee of that sum at the rate of one and one-half percent (1.5%) per month for each month and a PRO RATA amount for each period of less than a full month that the payment is late. For purposes of calculating Interest due under this Agreement, the parties agree to use a three hundred sixty day (360) year consisting of twelve (12) months of thirty (30) days each.

     23.3 This Section 23 shall survive termination of this Agreement.

24. ENTIRE AGREEMENT. No promises of any kind have been made by Lessor or any third party to induce Lessee to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any provisions of this Agreement.

25. JURY TRIAL WAIVER. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING HEREUNDER, OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A

JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

26. VENUE; JURISDICTION. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach hereof shall, if Purchaser so elects, be instituted in any court sitting in Colorado, in the city in which Lessor's chief executive office is located, or if none, any court sitting in Colorado (the "Acceptable Forums"). Seller agrees that the Acceptable Forums are convenient to it, and submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Seller waives any right to oppose any motion or application made by Purchaser to transfer such proceeding to an Acceptable Forum.

27. SERVICE OF PROCESS. Lessee agrees that Lessor may effect service of process upon Lessee by regular mail at the address set forth herein or at such other address as may be reflected in the records of Lessor, or at the option of Lessor by service upon Lessee's agent for the service of process.

28. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

29. FURTHER ASSURANCES. Lessee, before, at and after the Commencement Date, upon the request of Lessor and without further consideration (other than reimbursement of reasonable out-of-pocket expenses), shall do each and every act and thing as may be necessary or reasonably desirable to consummate the transactions contemplated hereby.

30. INCORPORATION BY REFERENCE. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

31. GUARANTIES. The parties to this Agreement agree that, as an express condition precedent to Lessor's leasing the Equipment to Lessee, that guaranties of payment of all obligations due from Lessee to Lessor substantially in the form attached hereto as Exhibit "E" be provided by Lessee's shareholders, officers, directors, managers, members, other persons effectively controlling the Lessee and such other persons as Lessor may require.

32. SURVIVAL. The following provisions of this Agreement will survive past the Commencement Date indefinitely: XXXXXX.

     IN WITNESS WHEREOF, the Parties have executed this agreement on the day and year first above written.

LESSEE                                       LESSOR

By:                                          By:
     ----------------------------------           ------------------------------

Name:                                        Name:
       --------------------------------            -----------------------------

Title:                                       Title:
        -------------------------------              ---------------------------

Date:                                        Date:
      ---------------------------------             ----------------------------


                                 ACKNOWLEDGMENT

STATE OF COLORADO       )
                        ) ss.
COUNTY OF               )

     The foregoing instrument was acknowledged, subscribed and sworn to before me by _________________, personally known to me, this ____ day of ____________,
2006.

     Witness my hand and official seal.

                                                ----------------------------
                                                        NOTARY PUBLIC

My Commission Expires:


                                 ACKNOWLEDGMENT

STATE OF COLORADO       )
                        ) ss.
COUNTY OF               )

     The foregoing instrument was acknowledged, subscribed and sworn to before me by _________________, personally known to me, this ____ day of ____________,
2006.

     Witness my hand and official seal.

                                                ----------------------------
                                                        NOTARY PUBLIC

My Commission Expires:

                          EXHIBIT A--LIST OF EQUIPMENT

                              EXHIBIT B--GUARANTIES